Exhibit 10.17

MUFG Union Bank, N.A. Orange County Middle Market 18300 Von Karman Ave. Irvine, CA 92612

AMENDMENT LETTER

February 18, 2022

DecisionPoint Systems, Inc.

8697 Research Drive

Irvine, CA 94618

Attn:    Melinda Wohl, VP Finance

Obligor #1912083539

Re:	First Amendment (“Amendment”) to the Business Loan Agreement dated July 29, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement”; as amended by this Amendment, the “Agreement”).

Dear Ms. Wohl:

MUFG Union Bank, N.A. (“Bank”) and DecisionPoint Systems, Inc., a Delaware corporation (“Borrower”) desire to amend the Existing Agreement. Capitalized terms used herein which are not otherwise defined shall have the meaning given them in the Agreement.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

Amendments to the Existing Agreement

1.	Section4.10 of the Existing Agreement is hereby amended in its entirety to read as follows:

“4.10 Not purchase the debt or equity of another person or entity in excess of One Million Five Hundred Thousand Dollars ($1,500,000) except for savings accounts and certificates of deposit of Bank, direct U.S. Government obligations and commercial paper issued by corporations with top ratings of Moody’s Investor’s Service, Inc. or Standard & Poor’s Ratings Division, a division of McGraw-Hill, Inc., provided that all such permitted investments shall mature within one (1) year of purchase.”

2.	Section 4.13 of the Existing Agreement is hereby amended in its entirety to read as follows:

“4.13 Neither liquidate, dissolve, enter into any consolidation, merger, division, partnership, or other combination; nor convey, sell or lease all or the greater part of its assets or business; nor purchase or lease all or the greater part of the assets or business of another person or entity in an amount greater than One Million Five Hundred Thousand Dollars ($1,500,000).”

DecisionPoint Systems, Inc.

February 18, 2022

3.	Section 6.7 of the Existing Agreement is hereby amended in its entirety to read as follows:

“6.7 Bank is subject to federal laws to help the government fight money laundering and terrorist financing that require Bank to obtain, verify, record, and retain information that identifies Borrower, any guarantor and, when applicable, Borrower’s Beneficial Owners. Under federal law, Beneficial Owners for these purposes means any individual or entity holding 25% or more of the direct or indirect equity ownership of Borrower, as well as any individual or entity with significant responsibility to control, manage or direct Borrower (e.g., CEO, CFO, COO, President or similar). This information includes the name, address, date of birth, and other information that will allow Bank to identify Borrower, any guarantor and Borrower’s Beneficial Owners. At any time, Bank may require this information of Borrower, any guarantor and Borrower’s Beneficial Owners (and such other persons or entities as are required by law, regulation or Bank’s then applicable “know your customer” requirements). By signing this document, Borrower agrees to promptly provide and consents to Bank obtaining, if necessary, from third parties, any and all information reasonably necessary to identify Borrower, any guarantor and Borrower’s Beneficial Owners. It shall be an Event of Default if Borrower fails to provide the information requested by Bank pursuant to this provision within thirty (30) days of such request.”

Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall not constitute or deemed to be a waiver of any existing or future default or breach of a condition to covenant unless specified herein.

On and as of the date hereof, each reference in the Existing Agreement to “this Agreement,” “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Loan Agreement,” “thereof,” “thereunder,” “therein” or “thereby” or any other similar reference to the Existing Agreement shall refer to the Agreement. This Amendment constitutes a Loan Document.

This Amendment does not extinguish the obligations for the payment of money outstanding under the Existing Agreement or discharge or release the obligations or the liens or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Agreement, the other Loan Documents or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.

This Amendment shall become effective when the Bank shall have received the acknowledgment copy of the Amendment executed by the Borrower.

This document may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. Delivery of a signature page to, or an executed counterpart of, this document by facsimile, email transmission of a scanned image, or other electronic means, shall be effective as delivery of an originally executed counterpart. The words “execution,” “signed,” “signature,” and words of like import in this document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, Electronic Signatures in Global and National Commerce Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.

This Amendment is governed by, and is to be construed in accordance with, the laws of the State of California. Each provision of this Amendment is severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

DecisionPoint Systems, Inc.

February 18, 2022

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

Very truly yours,

MUFG UNION BANK, N.A.

By:	/s/ Patrick Yorkey
Name:	Patrick Yorkey
Title:	Vice President

Agreed to and Accepted by:

DECISIONPOINT SYSTEMS, INC.
a Delaware corporation

By	/s/ Melinda Wohl
Name:	Melinda Wohl
Title:	Vice President Finance